As filed with the Securities and Exchange Commission on October 15, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GENESIS MICROCHIP INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0584301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2150 Gold Street Alviso, California	95002
(Address of Principal Executive Offices)	(Zip Code)

2003 Stock Plan

(Full title of the plan)

Eric Erdman

Interim Chief Executive Officer and

Chief Financial Officer

Genesis Microchip Inc.

2150 Gold Street

Alviso, CA 95002

(Name and address of agent for service)

(408) 262-6599

(Telephone number, including area code, of agent for service)

Copy to:

Selim Day, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.001, approved for issuance under the 2003 Stock Plan	1,000,000	$ 13.64 (1)	$13,640,000	$1,103.48

(1)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low price per share of the common stock as reported on the Nasdaq National Market on October 10, 2003.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Genesis Microchip Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference:

(a) The Registrant’s Annual Report for the year ended March 31, 2003 on Form 10-K filed on June 20, 2003 and amended on Form 10-K/A filed on July 29, 2003;

(b) The Registrant’s Quarterly Report for the quarter ended June 30, 2003 on Form 10-Q filed on August 14, 2003; and

(c) The description of the Registrant’s common stock as set forth in the Registrant’s Registration Statement on Form 8-A filed on August 5, 2002, as amended by the registrant’s Registration Statement on Form 8-A/A filed on March 31, 2003, as such description may be amended from time to time.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant’s Bylaws and Certificate of Incorporation provide for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by Delaware Law. In addition, the Registrant has entered into indemnification agreements with its directors and certain of its officers.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number		Exhibit Description

4.1	(1)	Certificate of Incorporation of the Registrant.

4.2	(2)	Amended and Restated Bylaws of the Registrant.

4.3	(3)	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Registrant.

4.4	(3)	Preferred Stock Rights Agreement, dated as of June 27, 2002, between the Registrant and Mellon Investor Services, L.L.C., as amended on March 16, 2003.

4.5	(1)	Form of Common Stock Certificate of the Registrant.

4.6	(4)	The 1997 Employee Stock Option Plan.

4.7	(4)	The 2000 Nonstatutory Stock Option Plan.

4.8		The 2003 Stock Plan.

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, regarding the validity of the securities being registered.

23.1		Consent of KPMG LLP.

23.2		Consent of Counsel (contained in Exhibit 5.1).

24.1		Power of Attorney (see signature page).

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-4 (File No. 333-72202) filed with the Securities and Exchange Commission on October 25, 2001, as amended.
(2)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on July 29, 2002, as amended.
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 5, 2002, as amended by the Registrant’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on March 31, 2003.
(4)	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-83170) filed with the Commission on February 21, 2002.

ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alviso, State of California, on October 15, 2003.

GENESIS MICROCHIP INC.

By:	/s/ Eric Erdman

Eric Erdman Interim Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric Erdman his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 15, 2003.

Signature	Title

/s/ Eric Erdman Eric Erdman	Interim Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Tim Christoffersen Tim Christoffersen	Director

/s/ Jeffrey Diamond Jeffrey Diamond	Chairman of the Board

/s/ George A. Duguay George A. Duguay	Director

/s/ Robert H. Kidd Robert H. Kidd	Director

/s/ Alexander S. Lushtak Alexander S. Lushtak	Director

/s/ Chandrashekar M. Reddy Chandrashekar M. Reddy	Director

INDEX TO EXHIBITS

Exhibit Number		Exhibit Description

4.1	(1)	Certificate of Incorporation of the Registrant.

4.2	(2)	Amended and Restated Bylaws of the Registrant.

4.3	(3)	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Registrant.

4.4	(3)	Preferred Stock Rights Agreement, dated as of June 27, 2002, between the Registrant and Mellon Investor Services, L.L.C., as amended on March 16, 2003.

4.5	(1)	Form of Common Stock Certificate of the Registrant.

4.6	(4)	The 1997 Employee Stock Option Plan.

4.7	(4)	The 2000 Nonstatutory Stock Option Plan.

4.8		The 2003 Stock Plan.

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, regarding the validity of the securities being registered.

23.1		Consent of KPMG LLP.

23.2		Consent of counsel (contained in Exhibit 5.1).

24.1		Power of Attorney (see signature page).

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-4 (File No. 333-72202) filed with the Securities and Exchange Commission on October 25, 2001, as amended.

(2)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on July 29, 2002, as amended.

(3)	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 5, 2002, as amended by the Registrant’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on March 31, 2003.

(4)	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-83170) filed with the Commission on February 21, 2002.